UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Old Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 28, 2010, Pinnacle Foods Finance LLC (the “Company”) announced that Edward L. Sutter, Executive Vice President, Supply Chain, will be leaving the Company, effective immediately. Mr. Sutter’s departure will be treated as a termination without Cause (as “Cause” is defined in the Employment Offer Letter between the Company and Mr. Sutter, dated November 24, 2008). Under the General Release and Agreement executed in connection with the termination, Mr. Sutter is entitled to a cash payment equal to his then current salary for 12 months as well as a prorated portion of his 2010 target bonus. All other provisions of Mr. Sutter’s termination are substantially similar to Mr. Sutter’s Employment Offer Letter. For a complete description of the Employment Offer Letter, please see Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed on March 23, 2010.

The Company has reassigned certain of Mr. Sutter’s responsibilities within the organization and plans to conduct a search for Mr. Sutter’s replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: May 28, 2010